ADVANTICA STOCK OPTION PLAN *

1.       PURPOSE OF THE PLAN

         This Advantica Stock Option Plan (the "Plan") is intended to promote the interest of Advantica Restaurant Group, Inc. ("Advantica") and its Subsidiaries by providing the employees of and certain consultants to the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in their employment or consulting relationships with the Company.

2.       DEFINITIONS

         As used in the Plan, the following definitions apply to the terms indicated below:

         (a) "Agreement" shall mean the agreement, in the form the Committee may approve from time to time, which evidences an Option granted pursuant to the Plan and entered into, at the direction of the Committee, with a Participant.

         (b) "Board of Directors" shall mean the Board of Directors of Advantica.

         (c) "Cause" when used in connection with the termination of a Participant's employment or consulting relationship with the Company, shall mean the termination of the Participant's employment by or consulting relationship with the Company because of (A) an act or acts by him, or any omission by him, constituting a felony, if the Participant has entered a guilty plea or confession to, or has been convicted of, such felony, (B) any act of fraud or dishonesty by the Participant which results in or is intended to result in any financial or economic harm to the Company as determined by the Committee in its sole discretion or (C) a breach of a material provision of any employment or consulting agreement between the Participant and the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" shall mean the Committee designated by the Board of Directors pursuant to Section 4 hereof from time to time.

         (f) "Common Stock" shall mean Advantica's common stock, $.01 par value per share.

         (g) "Company" shall mean Advantica, a Delaware corporation, and each of its Subsidiaries.


*(AS ADOPTED ON JANUARY 28, 1998, AMENDED ON SEPTEMBER 28, 1998, AMENDED AND RESTATED ON MARCH 15, 1999 AND AMENDED ON MAY 19, 1999)

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         (h) "Disability" shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" of a share of Common Stock on any day shall be the fair market value of the Common Stock on such day as determined by utilizing a reasonable valuation method established by the Committee in its sole discretion to be applied on a consistent basis to all Participants.

         (k) "Incentive Stock Option" shall mean an Option that is intended to satisfy the requirements applicable to an "incentive stock option" as that term is described in Section 422(b) of the Code.

         (l) "Nonqualified Stock Option" shall mean an Option that is not intended to be treated as an "incentive stock option" as that term is described in Section 422(b) of the Code.

         (m) "Officer" shall mean any vice president or higher ranking officer of the Company.

         (n) "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 6 hereof. Each Option shall be identified by the Committee in the Agreement as either a Nonqualified Stock Option or an Incentive Stock Option.

         (o) "Participant" shall mean an individual who is eligible to participate in the Plan pursuant to Section 5 hereof and to whom an Option is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors, and administrators, as the case may be.

         (p) "Plan" shall mean this Advantica Stock Option Plan (formerly known as the Advantica Restaurant Group Officer Stock Option Plan), as it may be amended from time to time. Effective March 15, 1999, the Advantica Restaurant Group Stock Option Plan merged with and into this Plan.

         (q) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (r) "Subsidiary" shall mean any corporation in which, at the time of reference, Advantica owns, directly or indirectly, stock comprising more than fifty percent of the total combined voting power of all classes of stock of such corporation.

         (s) "Voluntary Termination" shall mean any voluntary termination by the Participant of his employment or consulting relationship with the Company.

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3.       STOCK SUBJECT TO THE PLAN

         Subject to the adjustment as provided in Section 7 hereof, the Committee may grant Options under the Plan with respect to a number of shares of Common Stock that does not exceed 7,388,888 shares and, with respect to any individual Participant, does not exceed 3,000,000 shares during any calendar year. In the event that any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Plan for purposes of the 7,388,888 share limit stated above. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a Committee of the Board of Directors consisting of three or more persons as designated by the Board of Directors. The Committee shall have full authority to designate, from time to time, those individuals who shall be granted Options and the number of shares of Common Stock covered by such Options.

         The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

         The Committee may, in its absolute discretion, accelerate the date on which any Option becomes exercisable or upon termination of the Participant's employment or consulting relationship with the Company, permit a terminated individual's Options to continue to be exercisable for the remainder of the term of such Options or any portion thereof. In addition, the Committee may, in its absolute discretion, grant Options to Participants on the condition that such Participants surrender to the Committee for cancellation such other Options (including, without limitation, Options with higher exercise prices) as the Committee specifies. In such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted shall reduce the maximum number of shares for which Options may be granted to any individual Participant as set forth in Section 3.

         The Committee shall have full authority to delegate to a subcommittee of directors (the "Subcommittee") any and all authority granted to the Committee with respect to the Plan, such Subcommittee to be constituted and to have such authority as may be necessary to satisfy any and all requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and/or Section 162(m) of the Code and the regulations thereunder with respect to any Option granted or exercised pursuant to the terms of the Plan.

         No member of the Committee or Subcommittee shall be liable for any action, omission, or determination relating to the Plan, and Advantica shall indemnify and hold harmless each member of the Committee or Subcommittee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been

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delegated against any cost or expense (including counsel fees) or liability
(including any sum paid in settlement of a claim with the approval of Advantica) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.       ELIGIBILITY

         The persons who shall be eligible to receive Options pursuant to the Plan shall be those employees and consultants of the Company who have responsibility for the management, growth and protection of the business of the Company, whom the Committee in its sole discretion shall select from time to time.

6.       OPTIONS

         Options granted pursuant to the Plan shall be evidenced by an Agreement. Options shall comply with and be subject to the following terms and conditions:

         (a)  Identification of Options/Incentive Stock Option Eligibility

         All Options granted under the Plan shall be identified in the Agreement as either a Nonqualified Stock Option or an Incentive Stock Option; however, unless specifically designated and identified by the Committee as an Incentive Stock Option, each Option granted shall be deemed to be a Nonqualified Stock Option. Only Officers of the Company shall be eligible for grants of Incentive Stock Options. Incentive Stock Options may not be granted after the expiration of ten years from the date of this Plan's adoption by the Board of Directors.

         (b)  Exercise Price

         The exercise price in respect of each share of Common Stock covered by any Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Option is granted.

         (c)  Term and Exercise of Options

         (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option Agreement with respect to such Option; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in this Plan.

         (2) Each Option shall be exercisable in whole or in part. Any partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

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         (3) Subject to the provisions of Section 11 hereof, an Option shall be exercised by delivering notice to Advantica's principal office, to the attention of its Secretary or his or her designee, in such form and in accordance with such procedures as may be provided from time to time by the office of the Secretary of Advantica which may include the requirement that such notice: (i) specify the number of shares of Common Stock with respect to which the Option is being exercised and (ii) specify the effective date of the proposed exercise. The Participant may withdraw such notice at any time prior to the opening of business on the business day of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer; (ii) subject to the disallowance by the Committee (such disallowance may be made, in the Committee's sole discretion, for any reason whatsoever or for no reason), in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer, or (iii) subject to the disallowance by the Committee (such disallowance may be made in the Committee's sole discretion, for any reason whatsoever or for no reason) and at the election of the Participant, in a number of shares of Common Stock to be withheld by the Company from the total number of such shares purchased, the Fair Market Value of which at the exercise date the Committee shall determine to be sufficient to pay the exercise price. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Advantica, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, together with any other documents and evidences as the Secretary of Advantica shall require from time to time.

         (4) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or, at the election of the Participant, in the name of a broker designated by the Committee, in its sole discretion, to hold such shares on behalf of and for the benefit of the Participant. Such shares shall be delivered accordingly as soon as practicable following the effective date on which the Option is exercised.

         (5) During the lifetime of a Participant, unless otherwise so provided in the Agreement, each Option granted to him shall be exercisable only by him. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, an Agreement may provide, at the sole discretion of the Committee, that certain identified Nonqualified Stock Options are transferable by gift to such persons or entities and under such terms and conditions as specified in the Agreement.

         (d)  Effect of Termination of Employment

         Except as otherwise provided in the Agreement or in an employment or consulting agreement executed by the Company's President and subject to the provisions of Section 4 hereof:

         (1) In the event that the employment or consulting relationship of a Participant with the Company shall terminate due to death, Disability or retirement of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such

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termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire and terminate; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire and terminate at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

         (2) In the event of a Voluntary Termination of employment or consulting relationship or other termination of a Participant's employment or consulting relationship for any reason other than for Cause, all outstanding Options, to the extent that they were exercisable on the date of termination, shall continue to be exercisable for a period of 60 days from the date of termination. After the lapse of such 60 days, all Options, exercisable or not exercisable on the date of termination, shall expire and be terminated; provided, however, that no Option shall be exercisable after the expiration of its term.

         (3) In the event the termination of a Participant's employment or consulting relationship is for Cause, all outstanding Options granted to such Participant, exercisable or not exercisable, shall expire and terminate at the commencement of business on the date of such termination.

7.       ADJUSTMENT UPON CHANGES IN COMMON STOCK

         (a)  Shares Available for Grants

         In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted as the Committee may deem appropriate.

         (b) Outstanding Options - Increase or Decrease in Issued Shares Without Consideration

         Subject to any required action by the shareholders of Advantica, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by Advantica, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Option and the exercise price per share of Common Stock in respect of each such Option.

         (c)  Outstanding Options - Certain Mergers

         Subject to any required action by the shareholders of Advantica, in the event that Advantica shall be the surviving corporation in any merger or consolidation (except a merger or

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consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

         (d)  Outstanding Options - Certain Other Transactions

         In the event of (i) a dissolution or liquidation of Advantica, (ii) a sale of all or substantially all of Advantica's assets, (iii) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or (iv) a merger or consolidation involving Advantica in which Advantica is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

         (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash for each share of Common Stock subject to such Option, equal to the excess of (a) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received or to be received by the holder of a share of Common Stock as a result of such event over (b) the exercise price in respect of each share of Common Stock covered by such Option; or

         (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which each share of Common Stock subject to such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option, or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

         (e)  Outstanding Options - Other Changes

         In the event of any change in the capitalization of Advantica or corporate change other than those specifically referred to in Section 7(a), (b),
(c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

         (f)  No Other Rights

         Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution,

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liquidation, merger or consolidation of Advantica or any other corporation.
Except as expressly provided in the Plan, no issuance by Advantica of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option or the exercise price of any Option.

8.       RIGHTS AS A STOCKHOLDER

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Option granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 7 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date on which such stock certificate is issued.

9.       NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO OPTION

         Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his or her employment or consulting relationship with the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

         No person shall have any claims or right to receive an Option hereunder. The Committee's granting of an Option to a Participant at any time shall neither require the Committee to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

10.      SECURITIES LAW MATTERS

         (a) Advantica shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Advantica shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Advantica is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

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         (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Advantica shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange or market on which shares of Common Stock are traded. Advantica may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to an effective registration statement or an exemption from such registration or other methods for compliance available under federal or state securities laws. Advantica shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid or delivered with respect thereto.

11.      WITHHOLDING TAXES

         (a)  Cash Remittance

         Whenever shares of Common Stock are to be issued upon the exercise of an Option, the Participant shall be required, as a condition to the exercise of the related Option, to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares.

         (b)  Stock Remittance

         At the election of the Participant, subject to the disallowance of the Committee (such disallowance may be made by the Committee in its sole discretion for any reason whatsoever or for no reason), when shares of Common Stock are to be issued upon the exercise of any Option, in lieu of the cash remittance required by Section 11(a) hereof, the Participant may tender to the Company a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines, in its sole discretion, to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's calculated total federal, state and local tax obligations associated with such exercise.

         (c)  Stock Withholding

         At the election of the Participant, subject to the disallowance of the Committee (such disallowance may be made by the Committee in its sole discretion for any reason whatsoever or for no reason), when shares of Common Stock are to be issued upon the exercise of an Option, in lieu of the cash remittance required by Section 11(a) hereof, the Company shall withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines (in its sole discretion) to be sufficient to satisfy the federal, state and local

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withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's calculated total federal, state and local tax obligations associated with such exercise.

12.      AMENDMENT OF THE PLAN; TERM OF THE PLAN

         The Board of Directors or the Committee may at any time suspend, discontinue or terminate the Plan. Additionally, the Board of Directors or the Committee may revise or amend the Plan in any respect whatsoever subject only to any applicable law, regulation or exchange/market requirement, provided that no amendment or discontinuance may, in the absence of written consent to the change by the affected Participant, adversely affect the rights of any Participant under any Option granted under the Plan prior to the date such amendment is adopted by the Board or the Committee. The Plan shall continue in existence until terminated by the Board of Directors or the Committee pursuant to the terms set forth herein.

13.      NO OBLIGATION TO EXERCISE

         The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

14.      TRANSFERS UPON DEATH

         Unless otherwise provided in the Agreement, upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Option.

15.      EXPENSES

         The expenses of the Plan shall be paid by the Company.

16.      FAILURE TO COMPLY

         In addition to the remedies of the Company elsewhere provided for herein, if a Participant shall fail to comply with any of the terms or conditions of the Plan or the Agreement, the Committee may cancel such Option and cause such Option to be forfeited, in whole or in part,

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as the Committee, in its absolute discretion, may determine, unless such failure is remedied by such Participant within ten days after such Participant's receipt of written notice of such failure from the Committee or the Company.

17.      EFFECTIVE DATE

The Plan initially was adopted by the Board of Directors and effective on January 28, 1998, subject to the approval of shareholders of Advantica in accordance with applicable laws and regulations. Such shareholder approval was received on June 18, 1998. The Plan, as last amended, is effective on May 19, 1999.

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